EXHIBIT 23.1

                         Consent of Robison, Hill & Co.


                          INDEPENDENT AUDITOR'S CONSENT

     We consent to the use in this Registration Statement of eFoodSafety.com, on Form SB-2/A, of our Independent Auditor's Report dated June 10, 2002 and to reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/Robison, Hill & Co.
Robison, Hill & Co.

Salt Lake City, UT

February 3, 2003